SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been executed by the purchaser set forth on the signature page hereof (the “Purchaser”) in connection with the private placement offering (the “Offering”) by Blue Star Foods Corp., a Delaware corporation (the “Company”), of a minimum of $1,000,000 (the “Minimum Offering”) and a maximum of $3,000,000 of Units (as defined below) of the Company’s securities, at a purchase price of $1,000 per Unit (the “Purchase Price”). Each “Unit” shall consist of (i) one share (each, a “Share” and, collectively, the “Shares”) of the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), initially convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion rate of 500-for-1 (a total of 500 shares of Common Stock per Unit) (the “Conversion Rate”), and (ii) a warrant, substantially in the form of Exhibit A hereto (each, a “Warrant” and, collectively, the “Warrants”), representing the right to purchase one-half (½) of one share of the Company’s Common Stock for every share of Common Stock that would be received upon conversion of a Share of Series A Preferred Stock (a total of 250 Warrants per Unit), exercisable from issuance until three (3) years after the applicable Closing Date (as defined below), at an exercise price equal of$2.40 per each whole share.

This subscription is being submitted to you in accordance with and subject to the terms and conditions described in this Agreement.

The minimum subscription is $25,000 (25 Units). The Company may accept subscriptions for less than $25,000 in its sole discretion.

The form of the Certificate of Designations setting forth the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, of the Series A Preferred Stock is attached hereto as Exhibit B (the “Certificate of Designations”).

The Units, the Shares of Series A Preferred Stock, the shares of Common Stock issuable upon conversion of the Shares of Series A Preferred Stock (each, a “Conversion Share” and, collectively, the “Conversion Shares”), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (each, a “Warrant Share” and, collectively, the “Warrant Shares”) (the Units, the Shares of Series A Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares are sometimes herein referred to as the “Securities”) being subscribed for pursuant to this Agreement have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

The Units are being offered and sold in connection with a merger (the “Merger”) between the Company’s newly-formed, wholly-owned subsidiary (“Merger Sub”) and John Keeler & Co., Inc. d/b/a Blue Star Foods, a Florida corporation (the “Blue Star”), pursuant to which Merger Sub will merge with and into Blue Star, with Blue Star being the surviving entity. As a result of the Merger, Blue Star will become a wholly-owned subsidiary of the Company. Pursuant to the Merger, all of the outstanding capital stock of Blue Star will be exchanged for shares of the Company’s Common Stock (the “Merger Shares”). The Units issued in this Offering will be issued following completion of the Merger.

Each of the parties’ obligation to complete the Merger will be conditioned upon the completion of the audits referred to below, the accuracy of representations and warranties, normal and customary for a transaction of this type, in the definitive agreement (which will not survive the closing for any purposes) made by each party, and absence of material adverse changes to, or material additional liabilities of the Company or Blue Star, and such other closing conditions as are usual and customary for transactions of this type as the parties shall agree.

The undersigned acknowledges receipt of a copy of the Registration Rights Agreement, substantially in the form attached as Exhibit C hereto (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agrees to register under the Securities Act for resale the Conversion Shares issuable upon conversion of the Shares of Series A Preferred Stock and the Warrant Shares issuable upon exercise of the Warrants purchased in the Offering.

Each closing of the Offering (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”) shall take place at the offices of Crone Law Group, P.C., at 830 Third Avenue, 5th Floor, New York, New York 10022 (or such other place as is mutually agreed to by the Company and Blue Star).

The first Closing will not occur unless:

a.	funds deposited in escrow as described in Section 2b below are equal to at least the Minimum Offering, and corresponding documentation with respect to such amounts, have been delivered by the Purchaser and other Purchasers under Subscription Agreements of like tenor with this Agreement (collectively, the “Purchasers”) as described in Section 2a below;

b.	the Merger has been effected; and

c.	the other conditions set forth in Sections 7 and 8 shall have been satisfied.

Thereafter, the Company may conduct one or more additional Closings for the sale of the Units until the termination of the Offering. The Company anticipates consummating an initial closing of the Offering (the “Initial Closing”) on or before August 31, 2018 (the “Target Closing Date”). The Units will be offered through October 31, 2018 (the “Initial Offering Period”), which period may be extended by the Company in its sole discretion, without notice to any Purchaser or prospective Purchaser, to a date not later than (or if the Minimum Offering has closed within the Initial Offering Period will automatically be extended to) sixty (60) days after the Target Closing Date (any such additional period and the Initial Offering Period are referred to as the “Offering Period”). The final day of the Offering Period shall be referred to as the “Termination Date.”

All funds received from prospective qualified Purchasers will be held in escrow in a non-interest-bearing account by Crone Law Group, P.C., as escrow agent (the “Escrow Agent”) at 830 Third Avenue, 5th Floor, New York, New York 10022, pending release, as the case may be, on the initial Closing Date, a subsequent Closing Date, or the Termination Date, pursuant to the terms of an Escrow Agreement between the Company, the Escrow Agent and the Subscribers, substantially in the form attached as Exhibit D hereto (the “Escrow Agreement”).

2

If at least the Minimum Offering has not been completed or if the Offering is otherwise unable to close by the Termination Date, none of the shares of Common Stock will be sold, and all funds of prospective Purchasers will be returned in full and without offset or interest thereon.

“Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

1.	Subscription. The undersigned Purchaser hereby subscribes to purchase the number of Units set forth on the Omnibus Signature Page attached hereto, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement, the Registration Rights Agreement, and the Escrow Agreement, and on the basis of the representations, warranties, covenants and agreements contained herein.

2.	Subscription Procedure. To complete a subscription for the Units, the Purchaser must fully comply with the subscription procedure provided in paragraphs a. through c. of this Section on or before the Closing Date.

a.	Subscription Documents. On or before the Closing Date, the Purchaser shall review, complete and execute the Omnibus Signature Page to this Agreement, the Registration Rights Agreement, and the Escrow Agreement, along with the Investor Profile, Anti-Money Laundering Form and Investor Certification, each attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the address set forth under the caption “How to subscribe for Shares in the private offering of Blues Star Foods Corp.” below. Executed documents may be delivered by facsimile or .pdf sent by electronic mail (e-mail), if the Purchaser delivers the original copies of the documents as soon as practicable thereafter.

b.	Purchase Price. Simultaneously with the delivery of the Subscription Documents as provided herein, and in any event on or prior to the Closing Date, the Purchaser shall deliver to the Escrow Agent, under the Escrow Agreement, the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of Blue Star Foods Corp.” below. Such funds will be held for the Purchaser’s benefit in the escrow account established for the Offering (the “Escrow Account”) and will be returned promptly, without interest or offset, if this Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms prior to the Closing.

c.	Company Discretion. The Purchaser understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement. If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

3

3.	[Reserved]

4.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and on each Closing Date, the following:

a.	Organization and Qualification. The Company and each of its subsidiaries (the “Subsidiaries”) is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company or its Subsidiaries (a “Material Adverse Effect”).

b.	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s board of directors (the “Board of Directors”), and no further consent or authorization is, or will be at the time of execution of such Transaction Documents, required by the Company, its respective Board of Directors or its stockholders; (iii) each of the Transaction Documents will be duly executed and delivered by the Company; and (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Registration Rights Agreement, as such rights may be limited by state or federal laws or public policy underlying such laws.

4

c.	Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of “blank check” preferred stock. Immediately before the Initial Closing of the Offering, the Company will have 10,000,000 shares of Common Stock and no preferred stock issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and nonassessable. At the time of the Initial Closing, no shares of capital stock of the Company will be subject to preemptive rights or any other similar rights or any liens or encumbrances (other than as contemplated by Section 7f hereof) suffered or permitted by the Company. Prior to the Initial Closing and consummation of the Merger, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever created by the Company relating to, or securities or rights created by the Company convertible into, any shares of capital stock of the Company, and there are no contracts, commitments, understandings or arrangements by which the Company to issue additional shares of capital stock of the Company. At the time of the Initial Closing, any outstanding debt securities will be either cancelled or converted into shares of Common Stock upon completion of the Merger. Other than the Registration Rights Agreement being entered into in conjunction with this Agreement, there are no agreements or arrangements pursuant to which the Company is obligated to register the sale of any of its securities under the Securities Act. There is no outstanding registration statement of the Company with respect to its securities. There are no securities or instruments of the Company containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Shares as described in this Agreement. No co-sale right, right of first refusal or other similar right will exist with respect to the Shares or the issuance and sale thereof. Upon request, the Company will make available to the Purchaser true and correct copies of the Company’s Articles of Incorporation and Bylaws, as will be in effect as of the Closing Date.

d.	Issuance of Shares. The Units, Shares and Warrants are duly authorized and, when issued and paid for in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are free and clear of all taxes, liens and charges with respect to the issue thereof. The Conversion Shares have been duly authorized and reserved for issuance, and upon conversion of the Shares in accordance with their terms, will be validly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof. The Warrant Shares have been duly authorized and reserved for issuance, and upon exercise of the Warrants in accordance with their terms, including payment of the exercise price therefor, will be validly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof.

5

e.	No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws of the Company, as such documents will be in effect as of the Initial Closing, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except for those which would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any term of or in default under its articles of incorporation, as amended to date, and bylaws or any other constitutive documents. Except for those violations or defaults which would not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted in violation of any law, ordinance, or regulation of any governmental entity, except for any violation which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company is a party or by which the Company is bound or to which any of its assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

f.	Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its officers or directors, which would be reasonably likely to (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect. For the purpose of this Agreement, the knowledge of the Company means the actual knowledge of the officers of the Company.

g.	Acknowledgment Regarding Purchaser’s Purchase of the Units. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Units.

6

h.	No General Solicitation. Neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.

i.	No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Units, Shares, Warrants, Conversion Units or Warrant Shares under the Securities Act or cause this Offering to be integrated with prior offerings by the Company for purposes of the Securities Act.

j.	Employee Relations. The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not party to any collective bargaining agreement. The Company’s employees are not members of any union, and the Company believes that its relationship with its employees is good.

k.	Authorizations; Regulatory Compliance. The Company holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates and orders of any governmental authority and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business, and all such Authorizations are valid and in full force and effect and the Company is not in material violation of any terms of any such Authorizations, except, in each case, such as would not reasonably be expected to have a Material Adverse Effect; and the Company has not received written notice of any revocation or modification of any such Authorization, except to the extent that any such revocation or modification would not be reasonably expected to have a Material Adverse Effect. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, including such laws and regulations applicable to import and export, except as would not reasonably be expected to have a Material Adverse Effect.

n.	Title. The Company does not own any real property. The Company has good and marketable title to all of its personal property and assets, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect.

o.	Tax Status. The Company has made and filed (taking into account any valid extensions) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (except in any case in which the failure to so file would not have a Material Adverse Effect) and (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply or as would not have a Material Adverse Effect. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due from the Company by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

7

p.	Certain Transactions. Except for arm’s-length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors or employees of the Company is a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

q.	Financial Statements. The financial statements of the Company, comply in all material respects with applicable accounting requirements and relevant rules and regulations with respect thereto as in effect at the time of the initial Closing. Such financial statements have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

v.	Undisclosed Liabilities. The Company has no material liabilities (contingent or otherwise) other than (i) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in financial statements if they were to be prepared as of the date of this Agreement or the Closing Date pursuant to GAAP.

w.	Dividends. The Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

x.	Foreign Corrupt Practices. Neither the Company, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

8

y.	Brokers’ Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

z.	Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

aa.	Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Purchaser purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchaser would not enter into this Agreement.

bb.	Use of Proceeds. The Company intends to use the net proceeds from the Offering for general working capital purposes.

5.	Representations, Warranties and Agreements of the Purchaser. The Purchaser, severally and not jointly with any other Purchaser, represents and warrants to, and agrees with, the Company the following:

a.	The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Shares and the tax consequences of the investment, and has the ability to bear the economic risks of the investment. The Purchaser can afford the loss of his/her/its entire investment.

b.	The Purchaser is acquiring the Securities for investment for his/her/its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering and sale of the Securities have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that he/she/it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities. The Purchaser understands and acknowledges that the Offering of the Securities will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Securities to the Purchaser as provided for in this Agreement and the issuance of Shares hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto, as completed by Purchaser, and Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

9

c.	The Purchaser acknowledges that the Securities purchased hereunder will not be registered under the Securities Act until the Company files a registration statement on Form S-1 (the “Registration Statement”) with the SEC, completes SEC review and comment, and the SEC declares the Registration Statement effective. The Registration Statement filing and effectiveness requirements are set forth in more detail in the Registration Rights Agreement, which will be entered into between the Company and the Purchaser in conjunction with this Agreement.

d.	The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Securities, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

e.	The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Securities to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

10

f.	The Purchaser understands that no public market exists for the Series A Preferred Stock or Common Stock and that there can be no assurance that any public market for the Series A Preferred Stock or Common Stock will exist or continue to exist. The Company’s Common Stock is not approved for quotation on the OTC Markets or any other quotation system or listed on any exchange. The Company intends to file the Registration Statement with the SEC as soon as practicable following the final Closing of the Offering and, upon the SEC declaring the Registration Statement effective, cause the Common Stock to be quoted on OTC Markets QB or QX tier as soon as practicable thereafter, in accordance with the terms of the Registration Rights Agreement; provided, however, that the Company makes no representation, warranty or covenant with respect to the initiation of or continued quotation of the Common Stock on the OTC Markets or the listing of the Common Stock on any other market or exchange.

g.	The Purchaser has received, reviewed and understood such information about the Company and Blue Star as the Purchaser has requested, and has had an opportunity to discuss the Company’s business, management and financial affairs, and the business, management and financial affairs of Blue Star, with the Company’s and Blue Star’s management. The Purchaser understands that such discussions were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, the Purchaser understands and represents that it is purchasing the Securities notwithstanding the fact that the Company may disclose in the future certain material information the Purchaser has not received, including (without limitation) financial statements of the Company for the current or prior or subsequent fiscal periods, that it is not relying on any such information in connection with its purchase of the Securities and that it waives any right of action with respect to the nondisclosure to it prior to its purchase of the Securities of any such information. Each Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

h.	The Purchaser acknowledges that the Company nor Blue Star is acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company, Blue Star, or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and its representatives.

11

i.	As of each Closing, all actions on the part of Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the Escrow Agreement, and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement, the Registration Rights Agreement and the Escrow Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

j.	The Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Securities. The Purchaser further acknowledges that the Purchaser will have no claim against the Company or any of its Affiliates or agents for any form of damages as a result of any of the foregoing actions.

12

If the Purchaser is Affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

k.	The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has carefully considered such risks, and has carefully reviewed the risk factors disclosed in the Offering Memorandum, before deciding to invest in the Units.

l.	The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Units and could afford complete loss of such investment.

m.	The Purchaser is not subscribing for Units as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

n.	The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Units, Shares, Warrants, Conversion Shares, or Warrant Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

o.	The Purchaser agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and to perform all obligations thereby imposed upon it.

p.	The Purchaser is aware that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of the Shares and other activities with respect to the Shares by the Purchaser.

q.	All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the admission of the undersigned to the Company, the Purchaser will promptly furnish revised or corrected information to the Company.

13

r.	(For ERISA plans only) The fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its Affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its Affiliates.

6.	Transfer Restrictions. The Purchaser acknowledges and agrees as follows:

a.	The Securities have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof and Rule 506 thereunder; other than as expressly provided in the Registration Rights Agreement and as discussed in paragraph d. below, the Company does not currently intend to register the Units, Shares, Warrants, Conversion Shares, or Warrant Shares, under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Securities.

b.	The Purchaser understands that there are substantial restrictions on the transferability of the Units, Shares, Warrants, Conversion Shares, or Warrant Shares, and that the certificates representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

14

In addition, if any Purchaser is an Affiliate of the Company, certificates evidencing the Securities issued to such Purchaser may bear a customary “Affiliates” legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (a) such Securities are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Securities is being made pursuant to an exemption from such registration and that the Securities, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

c.	Subject to the Company’s right to request an opinion of counsel as set forth in Section 6b, the legend set forth in Section 6b above shall be removable and the Company shall issue or cause to be issued a certificate without such legend or any other legend (except for any “Affiliates” legend as set forth in Section 6(b)) to the holder of the applicable Securities upon which it is stamped as provided in this Section 6c, if (i) such Securities are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to an effective registration statement registering the Securities for resale, the Purchaser agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), or (ii) such Securities are sold or transferred in compliance with Rule 144, including without limitation in compliance with the current public information requirements and volume and manner-of-sale restrictions of Rule 144, if applicable at the time of such sale or transfer, and the holder and its broker have delivered customary documents reasonably requested by the Company’s transfer agent and/or Company counsel in connection with such sale or transfer. All costs and expenses related to the removal of the legends and the reissuance of any Securities, including but not limited to costs and expenses with respect to the transfer agent, Company counsel or otherwise, shall be borne by the Company. Following the date on which the Registration Statement (as defined in the Registration Rights Agreement) is first declared effective by the SEC, or at such other time as a legend is no longer required for certain Securities, the Company will no later than three (3) Trading Days (as defined below) following the delivery by a Purchaser to the Company or the transfer agent (with concurrent notice and delivery of copies to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, and together with such other customary documents as the transfer agent and/or Company counsel shall reasonably request), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, a book entry position or a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 6. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC. “Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its principal trading market (unless the principal trading market is the OTC Bulletin Board or the OTC Pink tier of the OTC Markets Group, Inc.), or (ii) if the Common Stock is not listed on a trading market (other than the OTC Bulletin Board or the OTC QB, OTC QX or OTC Pink tier of the OTC Markets Group, Inc.), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any trading market (other than the OTC QB, OTC QX or OTC Pink tier of the OTC Markets Group, Inc.), a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC QB, OTC QX or OTC Pink tier of the OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

15

d.	The Company covenants and agrees that it will grant to the Purchasers, with respect to the Securities, the same rights to registration under the Securities Act, if any, as the Company agrees with investors in its next offering of equity securities (or securities convertible into equity securities of the Company) for purposes of raising capital, if any.

7.	Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Units and deliver the Shares and Warrants to each Purchaser, individually, at each Closing shall be subject to the following conditions to the extent not waived by the Company:

a.	Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Units being purchased by such Purchaser at such Closing.

b.	Representations and Warranties. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on such Closing Date with the same force and effect as if they had been made on and as of said date (except in each case to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

c.	Receipt of Executed Documents. Such Purchaser shall have executed and delivered to the Company the Omnibus Signature Page to this Agreement, the Registration Rights Agreement and the Escrow Agreement, as well as the Accredited Investor Certification, the Investor Profile and the Anti-Money Laundering Information Form, in the forms following the Omnibus Signature Page of this Agreement.

d.	Minimum Offering. The Initial Closing shall be at least for the number of Units in the Minimum Offering at the Purchase Price.

e.	Effectiveness of the Merger. The Merger shall have been effected (or is simultaneously effected, in the case of the Initial Closing).

16

8.	Conditions to Purchasers’ Obligations at Closing. Each Purchaser’s obligation to accept delivery of the Units and to pay for the Units shall be subject to the following conditions to the extent not waived by the Purchaser:

a.	Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

b.	Receipt of Agreements. The Company shall have executed and delivered counterparts of this Agreement, the Registration Rights Agreement and of the Escrow Agreement.

c.	Minimum Offering. The Initial Closing shall be at least for the number of shares of Units in the Minimum Offering at the Purchase Price.

d.	Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

e.	Certificate. The Chief Executive Officer of the Company shall execute and deliver to the Purchasers a certificate addressed to the Purchasers to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 8.

f.	Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

17

9.	Indemnification.

a.	The Purchaser agrees to indemnify and hold harmless the Company, Blue Star and any other broker, agent or finder engaged by the Company for the Offering, and their respective directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such indemnified person (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Purchaser’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser, contained herein or in any other document delivered by the Purchaser in connection with this Agreement. The liability of the Purchaser under this paragraph shall not exceed the aggregate Purchase Price paid by the Purchaser for Units hereunder.

b.	The Company agrees to indemnify and hold harmless the Purchaser, and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company contained herein; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement, or the failure of such indemnified party to comply with the covenants and agreements contained herein. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud.

18

c.	Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any Action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such Action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such Action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such Action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such Action, or (ii) be liable for any settlement of any such Action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such Action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

10.	Participation in Future Financing.

a.	Each Purchaser shall have the right to participate in any subsequent offering by the Company of equity securities or securities convertible into or exercisable for equity securities (a “Subsequent Financing”) in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing amount (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing, for a period of twenty-four (24) months following the date of the Initial Closing.

b.	At least fourteen (14) calendar days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than two (2) Business Days after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, and the person or persons through or with whom such Subsequent Financing is proposed to be effected, and shall include a term sheet or similar document relating thereto as an attachment,

19

c.	Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fourth (4th) Business day after all of the Purchasers have received the Pre-Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such fourth (4th) Business Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

d.	If by 5:30 p.m. (New York City time) on the fourth (4th) Business Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the persons set forth in the Subsequent Financing Notice.

e.	If by 5:30 p.m. (New York City time) on the fourth (4th) Business Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the subscription amount of securities of the Company purchased by a Purchaser participating under this Section and (y) the sum of the aggregate subscription amounts of securities purchased on the by all Purchasers participating under this Section.

11.	Revocability; Binding Effect. The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company at least three (3) Business Days prior to the Closing on such subscription. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns. Notwithstanding the foregoing revocation provisions, in no case may a Purchaser revoke its purchase of Shares after the Purchaser’s funds have been closed upon.

12.	Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the then held Units. Any amendment, modification or waiver effected in accordance with this Section 11 shall be binding upon the Company and all Purchasers and each transferee of the Shares, Warrants, Conversion Shares or Warrant Shares.

20

13.	Immaterial Modifications to the Certificate of Designations or Registration Rights Agreement. The Company may, at any time prior to the Initial Closing, amend the Certificate of Designations or the Registration Rights Agreement, if necessary, in its reasonable judgment, to clarify any provision therein, but not inconsistent with the terms of this Agreement or the intent of such documents, without first providing notice or obtaining prior consent of the Purchaser.

14.	Third-Party Beneficiary. The Placement Agent shall be an express third-party beneficiary of the representations and warranties included in this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 9 and this Section.

15.	Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

(a)	if to the Company or Blue Star, at

Blue Star Foods Corp.

c/o Blue Star Foods

3000 NW 109th Ave.

Miami, Florida 33172

Attention: Carlos Faria, CEO

Telephone: (305) 836-6858

Facsimile: (305) 836-6859

Email: cfaria@bluestarfoods.com

with copies (which shall not constitute notice) to:

Crone Law Group, P.C.

830 Third Avenue, 5th Floor

New York, New York 10022

Attention: Eric C. Mendelson, Esq.

Telephone: (646) 278-0886

Facsimile: (212) 840-8560

Email: emendelson@cronelawgroup.com

21

(b)	if to the Purchaser, at the address set forth on the Omnibus Signature Page hereof

(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

16.	Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser or the Company.

17.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the state or federal courts located in the County of New York in the State of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

18.	Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

a.	Arbitration shall be final and binding on the parties.

b.	The parties are waiving their right to seek remedies in court, including the right to a jury trial.

c.	Pre-arbitration discovery is generally more limited and different from court proceedings.

d.	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

e.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

f.	All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in New York, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of New York, State of New York, on an expedited basis. If the parties cannot successfully resolve their differences through mediation within sixty (60) days from the receipt of the written notice of a matter from the notifying party, the matter will be resolved by arbitration. The arbitration shall take place in the County of New York, State of New York, on an expedited basis.

22

19.	Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the Shares and Warrants and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares and Warrants for sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

20.	Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

21.	Miscellaneous.

a.	This Agreement, together with any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

b.	If the Securities are certificated and any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and, if applicable, the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and, if applicable, the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

c.	Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement, the Registration Rights Agreement, and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

d.	This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

23

e.	Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

f.	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

g.	The Purchaser understands and acknowledges that there may be multiple Closings for the Offering.

h.	The Purchaser hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its subscription hereunder.

i.	The representations and warranties of the Company and the Purchaser made in this Agreement shall survive the execution and delivery hereof and the delivery of the Shares.

22.	Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Offering or the Company without the Company’s express prior written approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by law or applicable governmental or principal trading market regulation.

23.	Potential Conflicts. Legal counsel to the Company and its Affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

24.	Independent Nature of Each Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any other Subscription Agreement. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Subscription Agreements. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature page follows.]

24

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the 8th day of November, 2018.

BLUE STAR FOODS CORP.

By:
Name:	John Keeler
Title:	Executive Chairman

[Signature Page to Subscription Agreement]

How to subscribe for Units in the private offering of Blue Star Foods Corp.

1.	Complete, Sign and Date the Omnibus Signature Page for the Securities Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement.

2.	Initial the Accredited Investor Certification in the appropriate place or places.

3.	Complete and sign the Investor Profile.

4.	Complete and sign the Anti-Money Laundering Information Form.

5.	Email all completed forms to Eric C. Mendelson at emendelson@cronelawgroup.com, copied to Courtney Truesdell at ctruesdell@cronelawgroup.com, and then send all signed original documents to:

Crone Law Group, P.C.

830 Third Avenue, 5th Floor

New York, NY 10022

Attention: Eric C. Mendelson

Telephone: (646) 278-0886

Facsimile: (212) 840-8560

6.	If you are paying the Purchase Price by check, a certified or other bank check for the exact dollar amount of the Purchase Price for the number of Units you are purchasing should be made payable to the order of “Crone Law Group, P.C., as Escrow Agent for Blue Star Foods Corp., Acct. # 157802262 ” and should be sent directly to Crone Law Group, P.C., 830 Third Avenue, 5th Floor, New York, NY 10022, Attn: Eric C. Mendelson, Ref.: Acquisition Group II, Inc. (to be renamed Blue Star Foods Corp.) [INSERT PURCHASER’S NAME].

Checks take up to 5 business days to clear. A check must be received by the Escrow Agent at least 6 business days before the closing date.

7.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Units you are purchasing according to the following instructions:

Bank:	JPMorgan Chase Bank, N.A 1333 4th Street, Santa Monica CA 90401
ABA Routing #:	322271627
SWIFT CODE:	CHASUS33
Account Name:	Crone Law Group, P. C. IOLTA Trust Account
Account #:	157802262
Reference:	“Ref.: Blue Star Foods Corp. - [INSERT PURCHASER’S NAME]”
Escrow Account Contact:	Eric C. Mendelson – (646) 278-0886

Thank you for your interest.

Blue Star Foods Corp.

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT, REGISTRATION RIGHTS AGREEMENT AND ESCROW AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of ____________ ___,[1] 2018 (the “Subscription Agreement”), between the undersigned, Blue Star Foods Corp., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, (iii) enter into the Escrow Agreement (the “Escrow Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, and (iii) purchase the Securities of the Company as set forth in the Subscription Agreement set forth below, hereby agrees to purchase such Securities from the Company and further agrees to join the Subscription Agreement, the Registration Rights Agreement and the Escrow Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes this Agreement.

Dated: __________, 2018

	X	$1,000	=	$
Number of Units		Purchase Price per Unit		Total Purchase Price

PURCHASER (individual)	PURCHASER (entity)

Signature	Name of Entity
By:
Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

1 Will reflect the Closing Date. Not to be completed by Purchaser.

Blue Star Foods Corp.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the Securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the Securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the Securities shall be included as a liability.)

Initial _______	I have had an annual gross income for the past two (2) years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a member, director or executive officer of Blue Star Foods Corp.

For Non-Individual Investors (Entities)

(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5,000,000 and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank as defined in Section 3(a)(2) of the Securities Act, or any U.S. savings and loan association or other similar U.S. institution as defined in Section 3(a)(5) of the Securities Act acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in Section 501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in Section 2(13) of the Securities Act of 1933.

Initial _______	The investor certifies that it is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

Initial _______	The investor certifies that it is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Initial _______	The investor certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

Blue Star Foods Corp.

Investor Profile
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s): _____________________________________________________________________________

Individual executing Profile or Trustee: _____________________________________________________________

Social Security Numbers / Federal I.D. Number: _______________________________________________________

Date of Birth: __________________________	Marital Status: ___________________________________
Joint Party Date of Birth: _________________	Investment Experience (Years): _______________________
Annual Income: ________________________	Liquid Net Worth: __________________________________

Net Worth*: ________________________

Tax Bracket:	_____ 15% or below	_____ 25% - 27.5%	_____ Over 27.5%

Home Street Address: __________________________________________________________________________

Home City, State & Zip Code: ____________________________________________________________________

Home Phone: _______________	Home Fax: _____________	Home Email: ________________

Employer: ____________________________________________________________________________________

Employer Street Address: ________________________________________________________________________

Employer City, State & Zip Code: __________________________________________________________________

Bus. Phone: _______________	Bus. Fax: _____________	Bus. Email: _________________

Type of Business: ______________________________________________________________________________

Outside Broker/Dealer: __________________________________________________________________________

Section B – Certificate Delivery Instructions

____ Please deliver certificate to the Employer Address listed in Section A.

____ Please deliver certificate to the Home Address listed in Section A.

____ Please deliver certificate to the following address: _________________________________________________

Section C – Form of Payment – Check or Wire Transfer

____ Check payable to Crone Law Group, P.C., as Escrow Agent for Blue Star Foods Corp., ACCT# 157802262

____ Wire funds from my outside account according to Section 2(b) of the Subscription Agreement.

____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60-day window.

Please check if you are a FINRA member or Affiliate of a FINRA member firm: ____

Investor Signature	Date

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the Securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the Securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the Securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME: ______________________________________________________________________________

LEGAL ADDRESS: ______________________________________________________________________________

_____________________________________________________________________________

SSN# or TAX ID#

OF INVESTOR: ________________________________________________________________________________

YEARLY INCOME: _____________________________________________________________________________

NET WORTH: _________________________________________________________________________________*

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the Securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the Securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the Securities shall be included as a liability.

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS): _________________________________________________

ADDRESS OF BUSINESS OR OF EMPLOYER: ________________________________________________________

FOR INVESTORS WHO ARE INDIVIDUALS: AGE: _____________________________________________________

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION: _____________________________________________

FOR INVESTORS WHO ARE ENTITIES: NATURE OF BUSINESS: __________________________________________

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.
3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________

(Circle one or more)

Signature: _______________________________________

Print Name: _____________________________________

Title (if applicable): _______________________________

Date: _________________________________________